Exhibit 99.3

Seven Stars Cloud (to be renamed Ideanomics) and DBOT Announce FINRA Approval

-	SSC becomes largest shareholder in DBOT
-	SSC assumes seat on DBOT’s Board of Directors
-	Together SSC and DBOT look to grow DBOT’s business activities

New York, NY – Aug. 29, 2018 /PRNewswire/ Seven Stars Cloud Group, Inc. (to be renamed Ideanomics) (NASDAQ: SSC) and DBOT today announced that FINRA has approved SSC’s ownership stake in DBOT.

Per the announcement made on December 20, 2017, the deal involved a cashless share swap involving SSC’s shares with those of the current owners of DBOT and will see SSC take a seat on DBOT’s Board of Directors as part of the agreement.

“We fully recognize the strategic value of Alternative Trading Systems in the wake of regulation on digital assets and general alternative asset classes,” said Bruno Wu, Chairman and CEO, of Seven Stars Cloud (to be renamed Ideanomics). “This is underscored by the SEC’s Alternative Trading System (ATS) List, which continues to grow with new market entrants. We are extremely pleased that we have received this approval from FINRA, which allows us to take a meaningful ownership stake in the DBOT ATS.”

John F. Wallace, Chairman and CEO of DBOT states “We are extremely pleased that this deal has closed following FINRA’s approval of SSC’s ownership stake. We are very happy to welcome the SSC team into the DBOT family and we look forward to working with them to help develop our business further in what is an exciting time for ATS business activities.”

Any intended change to the status of DBOT will be in compliance with NASD Rule 1017 - Application for Approval of Change in Ownership, Control, or Business Operations.

About Seven Stars Cloud Group, Inc. (to be renamed Ideanomics), NASDAQ: SSC) (http://www.sevenstarscloud.com/)
SSC is determined to become one of the most prominent global digital asset companies. Relying on its core base of fintech and digital asset production and services-based ecosystem enablement, SSC is committed to delivering the best digital assets via the best underlying technology. This approach will drive capital formation and sales across our digital asset ecosystems.

SSC customizes its technology platform for various business use cases, operates the Platform-as-a-Service (PaaS), and partners with businesses that deliver core digital asset product creation. We are focused on delivering a global multi-layer technology infrastructure ecosystem that issues, trades, and settles digital asset transactions. We will leverage direct sales channels and automated sales systems via digital asset exchange platforms which is inclusive of decentralized exchanges to realize digital asset distribution, social media, traditional regulated broker dealer network as well as institutions as direct clients.

About Delaware Board of Trade

The Delaware Board of Trade Holdings Inc. operates three companies: (i) DBOT ATS LLC, an SEC recognized Alternative Trading System; (ii) DBOT Issuer Services LLC, focused on setting and maintaining issuer standards, as well as the provision of issuer services to DBOT designated issuers; and (iii) DBOT Technology Services LLC, focused on the provision of market data and marketplace connectivity. (http://www.dbottrading.com)

DBOT ATS LLC (“DBOT”)

DBOT is a FINRA member, and a member of the Securities Investor Protection Corporation (“SIPC”), that operates a fully automated, auto-execution SEC registered Alternative Trading System (“ATS”).

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Media Contacts

Seven Stars Cloud Group, Inc. (to be renamed Ideanomics)
Eric Soderberg, Forefront Communications for Seven Stars Cloud Group, Inc. (to be renamed Ideanomics)

Email: pr@sevenstarscloud.io

IR Contacts

Federico Tovar, CFO Seven Stars Cloud Group, Inc. (to be renamed Ideanomics)
Chad Arroyo, CMO Seven Stars Cloud Group, Inc. (to be renamed Ideanomics)

Email: ir@sevenstarscloud.com

SOURCE:  Seven Stars Cloud Group, Inc. (to be renamed Ideanomics)